Exhibit 99.1

Mercury Computer Systems Reports Third Quarter Fiscal

2010 Results

Third quarter operating results highlights include:

Revenues of $43.6 million

Book-to-bill ratio of 1.14-to-1

Operating cash flow of $4.5 million

GAAP diluted earnings per share from continuing operations of $0.16

Adjusted EBITDA of $4.2 million

CHELMSFORD, Mass. – April 27, 2010 – Mercury Computer Systems, Inc. (NASDAQ: MRCY) reported operating results for its third quarter of fiscal 2010 ended March 31, 2010. All results are presented and compared on a continuing operations basis.

Third Quarter Fiscal 2010 Results

Third quarter revenues were $43.6 million, a decrease of $7.0 million from the third quarter of the prior fiscal year. Revenues from defense customers decreased by $3.3 million as compared with the prior year’s third quarter.

Third quarter GAAP income from continuing operations was $3.7 million, or $0.16 per diluted share, as compared with a GAAP income from continuing operations of $4.7 million, or $0.21 per diluted share, for the prior year’s third quarter.

Beginning with the first quarter of fiscal 2010, Mercury changed its non-GAAP measure for reporting financial performance to adjusted EBITDA (earnings from continuing operations before interest income and expense, income taxes, depreciation, amortization of acquired intangible assets, restructuring, impairment of long-lived assets, and stock-based compensation costs). Third quarter GAAP income from continuing operations includes approximately $2.2 million in tax benefits, $1.3 million in depreciation expense, $0.9 million in stock-based compensation costs, $0.4 million in amortization of acquired intangible assets, and $0.1 million in impairment charges. Excluding the impact of these charges, third quarter adjusted EBITDA was $4.2 million.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A.978-256-1300 — Fax 978-256-3599 —

www.mc.com

Mercury Reports Third Quarter Fiscal 2010 Results, Page 2

Cash flows from operating activities were a net inflow of $4.5 million in the third quarter of fiscal 2010 as compared with a net inflow of $2.5 million in the third quarter of fiscal 2009. Free cash flow in the third quarter of fiscal 2010 was a net inflow of $2.4 million after deducting cash outflows for capital expenditures of $2.1 million. Cash, cash equivalents, and marketable securities as of March 31, 2010, were $92.9 million, an increase of $7.3 million from March 31, 2009.

“As evidenced by our results this quarter, we have restructured, strengthened, and refocused Mercury’s business to benefit from the growing opportunities in the defense electronics market as well as the fundamental changes taking place in DoD procurement,” said Mark Aslett, President and CEO, Mercury Computer Systems. “Although we did not record revenue from the $27 million missile defense radar order that we received last quarter, Mercury’s revenue, GAAP income from operations, and adjusted EBITDA for the third quarter of fiscal 2010 all exceeded the top end of our guidance range.”

“We continued to strengthen Mercury’s presence in several well-funded segments of the defense electronics market, including airborne ISR, ballistic missile defense, electronic warfare, and counter-IED,” said Aslett. “In addition, we continue to be successful in positioning the company as a best-of-breed partner to the primes as they seek open, application-ready subsystem solutions for the defense ISR market.”

“Looking forward, we have created strong momentum in our core ACS defense business where we expect further strong growth in fiscal 2011,” Aslett said. “Our commercial business on the other hand will likely continue to face challenges. Longer term we see the potential for additional growth in our new ACS Services and Systems Integration and Mercury Federal Systems businesses. We look forward to capitalizing on the opportunities we have created in defense and continuing to achieve our growth and profitability goals in fiscal 2010 and beyond.”

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A.978-256-1300 — Fax 978-256-3599 —

www.mc.com

Mercury Reports Third Quarter Fiscal 2010 Results, Page 3

Backlog

Mercury’s total backlog at the end of the third quarter was $116.6 million, a $6.3 million sequential increase from the second quarter of fiscal 2010, and a $34.4 million increase from the third quarter of last year. Of the third quarter total backlog, $94.4 million represents orders scheduled to be shipped over the next 12 months. The book-to-bill ratio was 1.14-to-1 for the third quarter.

Revenues by Operating Unit

Advanced Computing Solutions (ACS) — Revenues for the third quarter from ACS were $42.2 million, representing a decrease of $7.3 million from the third quarter of fiscal 2009, equally due to decreases in commercial and defense. Approximately 78 percent of ACS revenues for the quarter related to defense business, as compared to approximately 74 percent in the third quarter of last year.

Mercury Federal Systems (MFS) — Revenues for the third quarter from MFS were $2.3 million, representing an increase of $0.4 million from the third quarter of fiscal 2009.

The revenues by operating unit do not include adjustments to eliminate any inter-segment revenues.

Business Outlook

This section presents our current expectations and estimates, given current visibility, on our business outlook for the upcoming fiscal quarter. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks, including those listed in the Safe Harbor Statement below, with respect to these estimates, and make themselves aware of the risk factors that may impact our actual performance.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A.978-256-1300 — Fax 978-256-3599 —

www.mc.com

Mercury Reports Third Quarter Fiscal 2010 Results, Page 4

For the fourth quarter of fiscal 2010, revenues are expected to be in the range of approximately $58 million to $60 million. At this range, GAAP income from continuing operations per share is expected to be in the range of $0.25 to $0.28.

Beginning with the first quarter of fiscal 2010, Mercury changed its non-GAAP measure for reporting financial performance to adjusted EBITDA (earnings from continuing operations before interest income and expense, income taxes, depreciation, amortization of acquired intangible assets, restructuring, impairment of long-lived assets, and stock-based compensation costs). Adjusted EBITDA for the fourth quarter of fiscal 2010 is expected to be in the range of $9.3 million to $9.9 million.

Recent Highlights

Mercury Computer Systems announced delivery of its network-enabled radar processing subsystems and comprehensive integration services to a leading international prime for its next-generation maritime radar to be deployed on surface fleet vessels and aircraft carriers.

Mercury’s Services and Systems Integration (SSI) team integrated Mercury and third-party components to deliver standards-based subsystems using its VXS high-density processing modules and multicomputing software suite, combined with the Serial Front Panel Data Port sensor interface and the RapidIO® switch. As a result, the fully open subsystems will help to minimize customer risk and accelerate the customer’s time to deployment.

Conference Call Information

Mercury will host a conference call on Tuesday, April 27, 2010, at 5:00 p.m. EDT to discuss the third quarter fiscal 2010 results and review the financial and business outlook going forward.

To listen to the conference call, dial (877) 627-6580 in the USA and Canada, and (913) 981-5518 in all other countries. The conference code number is 3487489. Please call five to ten minutes prior to the scheduled start time. This call will also be broadcast live over the web at www.mc.com/investor under “Financial Events.”

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A.978-256-1300 — Fax 978-256-3599 —

www.mc.com

Mercury Reports Third Quarter Fiscal 2010 Results, Page 5

A replay of the call by telephone will be available from approximately 8:00 p.m. EDT on Tuesday, April 27, 2010, through 8:00 p.m. EDT on Friday, May 7, 2010. To access the replay, dial (888) 203-1112 in the USA and Canada, and (719) 457-0820 in all other countries. Enter access code 3487489. A replay of the webcast of the call will be available for an extended period of time on the Financial Events page of the Company’s website at www.mc.com/investor.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, a non-GAAP financial measure adjusted to exclude certain non-cash and other specified charges, which the Company believes is useful to help investors better understand its past financial performance and prospects for the future. However, the presentation of adjusted EBITDA is not meant to be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes the adjusted EBITDA financial measure assists in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses this measure along with the corresponding GAAP financial measure to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.

Mercury Computer Systems, Inc. – Where Challenges Drive Innovation®

Mercury Computer Systems (www.mc.com, NASDAQ: MRCY) provides embedded computing systems and software that combine image, signal, and sensor processing with information management for data-intensive applications. With deep expertise in optimizing algorithms and software and in leveraging industry-standard technologies, we work closely with customers to architect comprehensive, purpose-built solutions that capture, process, and present data for defense electronics, semiconductor equipment manufacturing, commercial computing, homeland security, and other computationally challenging markets. Our dedication to performance excellence and collaborative innovation continues a 25-plus-year history in enabling customers to gain the competitive advantage they need to stay at the forefront of the markets they serve.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A.978-256-1300 — Fax 978-256-3599 —

www.mc.com

Mercury Reports Third Quarter Fiscal 2010 Results, Page 6

Mercury is based in Chelmsford, Massachusetts, and serves customers worldwide through a broad network of direct sales offices, subsidiaries, and distributors.

Forward-Looking Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to fiscal 2010 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, continued funding of defense programs, the timing of such funding, changes in the U.S. Government’s interpretation of federal procurement rules and regulations, market acceptance of the Company’s products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and divestitures or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, timing and costs associated with disposing of businesses, and difficulties in retaining key customers. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2009. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #

Contact:

Robert Hult, CFO, Mercury Computer Systems, Inc.

978-967-1990

Converged Sensor Network, CSN, and Ensemble are trademarks; and Challenges Drive Innovation, Echotek, MultiCore Plus, PowerBlock, PowerStream, and RACE++ are registered trademarks of Mercury Computer Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

201 Riverneck Road, Chelmsford, Massachusetts 01824-2820 U.S.A.978-256-1300 — Fax 978-256-3599 —

www.mc.com

MERCURY COMPUTER SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2010 (Unaudited)	June 30, 2009

Assets
Current assets:
Cash and cash equivalents	$58,824	$46,950
Marketable securities	34,057	44,977
Accounts receivable, net	30,387	28,595
Inventory	20,059	16,805
Option to sell auction rate securities at par	3,814	5,030
Prepaid income taxes	2,467	384
Prepaid expenses and other current assets	2,392	3,364

Total current assets	152,000	146,105

Property and equipment, net	9,271	7,960
Goodwill	57,653	57,653
Acquired intangible assets, net	1,549	2,911
Other non-current assets	4,892	4,743

Total assets	$225,365	$219,372

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$10,242	$3,770
Accrued expenses	6,177	7,449
Accrued compensation	8,201	9,372
Borrowings under line of credit and current capital lease obligations	24,984	33,408
Income taxes payable	1,399	2,316
Deferred revenues and customer advances	7,320	7,840
Current liabilities of discontinued operations	23	1,234

Total current liabilities	58,346	65,389

Deferred gain on sale-leaseback	7,002	7,870
Other non-current liabilities	1,453	1,076

Total liabilities	66,801	74,335

Shareholders’ equity:
Common stock	227	224
Additional paid-in capital	108,644	104,843
Retained earnings	49,018	39,313
Accumulated other comprehensive income	675	657

Total shareholders’ equity	158,564	145,037

Total liabilities and shareholders’ equity	$225,365	$219,372

MERCURY COMPUTER SYSTEMS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2010	2009	2010	2009
Net revenues	$43,603	$50,563	$136,192	$140,497
Cost of revenues (1)	18,800	21,380	58,222	60,983

Gross profit	24,803	29,183	77,970	79,514

Operating expenses:
Selling, general and administrative (1)	12,538	12,584	37,367	38,666
Research and development (1)	10,629	11,118	30,726	33,001
Impairment of long-lived assets	61	—	211	—
Amortization of acquired intangible assets	434	498	1,302	1,955
Restructuring	(11)	239	243	713

Total operating expenses	23,651	24,439	69,849	74,335

Income from operations	1,152	4,744	8,121	5,179

Interest income	195	239	437	1,920
Interest expense	(147)	(497)	(317)	(2,280)
Other income, net	264	317	799	120

Income from continuing operations before income taxes	1,464	4,803	9,040	4,939

Income tax (benefit) expense	(2,235)	101	(999)	101

Income from continuing operations	3,699	4,702	10,039	4,838
Loss from discontinued operations, net of tax	(423)	(704)	(408)	(19,696)
Gain on disposal of discontinued operations, net of tax	—	4,152	74	4,640

Net income (loss)	$3,276	$8,150	$9,705	$(10,218)

Basic net earnings (loss) per share:
Income from continuing operations	$0.16	$0.21	$0.45	$0.22
Loss from discontinued operations	(0.02)	(0.03)	(0.02)	(0.89)
Gain on sale of discontinued operations	—	0.19	—	0.21

Net income (loss) per share	$0.14	$0.37	$0.43	$(0.46)

Diluted net earnings (loss) per share:
Income from continuing operations	$0.16	$0.21	$0.44	$0.22
Loss from discontinued operations	(0.02)	(0.03)	(0.02)	(0.88)
Gain on sale of discontinued operations	—	0.18	—	0.20

Net income (loss) per share	$0.14	$0.36	$0.42	$(0.46)

Weighted average shares outstanding:
Basic	22,627	22,208	22,509	22,113

Diluted	23,152	22,486	22,921	22,374

(1) Includes stock-based compensation expense, which was allocated as follows:
Cost of revenues	$56	$69	$166	$278
Selling, general and administrative	$687	$877	$2,405	$3,391
Research and development	$200	$276	$397	$1,001

MERCURY COMPUTER SYSTEMS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2010	2009	2010	2009
Cash flows from operating activities:
Net income (loss)	$3,276	$8,150	$9,705	$(10,218)
Depreciation and amortization	1,746	2,074	5,092	7,493
Impairment of goodwill and long-lived assets	61	—	211	14,555
Other non-cash items, net	2,209	(3,936)	1,045	(875)
Changes in operating assets and liabilities	(2,771)	(3,802)	(3,758)	(3,099)

Net cash provided by operating activities	4,521	2,486	12,295	7,856

Cash flows from investing activities:
Sales of marketable securities, net	11,325	117,923	12,175	60,295
Purchases of property and equipment, net	(2,148)	(969)	(4,948)	(3,188)
Proceeds from liquidation of insurance policies	—	—	—	831
(Payments) proceeds on sale of discontinued operations, net	(98)	819	(805)	819
Payments for acquired intangible assets	(58)	—	(183)	—

Net cash provided by investing activities	9,021	117,773	6,239	58,757

Cash flows from financing activities:
Proceeds from employee stock option and purchase plans	443	—	1,266	413
Repurchases of common stock	(61)	(107)	(428)	(404)
(Payments) borrowings under line of credit	(7,828)	1,906	(8,601)	33,316
Payments of principal under notes payable	—	(119,688)	—	(119,688)
Proceeds (payments) under capital leases	89	(43)	44	(178)
Gross tax windfall from stock-based compensation	205	151	819	601

Net cash used in financing activities	(7,152)	(117,781)	(6,900)	(85,940)

Effect of exchange rate changes on cash and cash equivalents	237	148	240	866

Net increase (decrease) in cash and cash equivalents	6,627	2,626	11,874	(18,461)

Cash and cash equivalents at beginning of period	52,197	37,958	46,950	59,045

Cash and cash equivalents at end of period	$58,824	$40,584	$58,824	$40,584

UNAUDITED SUPPLEMENTAL INFORMATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands)

Beginning with the first quarter of fiscal 2010, Mercury changed its non-GAAP measure for reporting financial performance to adjusted EBITDA. This financial measure excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. The adjustments to this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Stock-based compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards. In accordance with FASB ASC 718, previously SFAS No. 123R, stock-based compensation expense is calculated as of the grant date of each stock-based award, and generally cannot be changed or influenced by management after the grant date. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent with periods prior to the Company’s adoption of FASB ASC 718, and allows comparisons of the Company’s operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation.

Amortization of acquired intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent over time for both our newly-acquired and long-held businesses.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any correlation to underlying operating performance. Management believes that exclusion of depreciation expense allows comparisons of operating results that are consistent across past, present and future periods.

Restructuring. The Company incurs restructuring charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. Management believes this item is outside the normal operations of the Company’s business and is not indicative of ongoing operating results, and that exclusion of this expense allows comparisons of operating results that are consistent across past, present and future periods.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results, and that exclusion of these expenses allows comparisons of operating results that are consistent across past, present and future periods.

Income Taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that have no relation to underlying operating performance. Management feels that exclusion of tax expense allows comparisons of operating results that are consistent across past, present and future periods.

Interest Income and Expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financed arrangements. These charges may vary from period to period due to changes in interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations. Management believes that exclusion of these items allows comparisons of operating results that are consistent across past, present and future periods.

Mercury uses adjusted EBITDA as a principal indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following tables reconcile the non-GAAP financial measures to their most directly comparable GAAP financial measures.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2010	2009	2010	2009
Income from continuing operations	$3,699	$4,702	$10,039	$4,838
Income tax (benefit) expense	(2,235)	101	(999)	101
Interest (income) expense, net	(48)	258	(120)	360
Depreciation	1,312	1,363	3,790	4,303
Amortization of acquired intangible assets	434	498	1,302	1,955
Impairment of long-lived assets	61	—	211	—
Restructuring	(11)	239	243	713
Stock-based compensation expense	943	1,222	2,968	4,670

Adjusted EBITDA	$4,155	$8,383	$17,434	$16,940

MERCURY COMPUTER SYSTEMS, INC.

RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE

Quarter Ending June 30, 2010

(In thousands, except per share data)

Beginning with the first quarter of fiscal 2010, the Company changed its reported non-GAAP measure of financial performance to adjusted EBITDA. The Company defines adjusted EBITDA as income from continuing operations before interest, income taxes, depreciation, amortization of acquired intangible assets, restructuring, impairment of long-lived assets and stock-based compensation costs.

The following table reconciles the adjusted EBITDA financial measure to its most directly comparable GAAP measure:

	RANGE
	LOW	HIGH

GAAP expectation — Income from continuing operations per share	$0.25	$0.28

GAAP expectation — Income from continuing operations	$5,874	$6,521

Adjust for:
Income tax expense	292	325
Interest income, net	(50)	(50)
Depreciation	1,514	1,514
Amortization of acquired intangible assets	408	408
Impairment of long-lived assets	—	—
Restructuring	—	—
Stock-based compensation expense	1,224	1,224

Adjusted EBITDA expectation	$9,262	$9,942